
<ARTICLE> 5
<LEGEND>
Financial Services Segment - This schedule contains summary financial information of the Financial Services Segment extracted from the consolidated financial statements of Ford Motor Company and Subsidiaries for the year ended and at December 31, 1995 and is qualified in its entirety by reference to such financial statements. The error message indicated on this FDS is a result of the EDGAR system's inability to accept multiple Article 5 Financial Data
Schedules.  Accordingly, the error message should be ignored.
</LEGEND
<CIK> 0000037996
<NAME> FORD MOTOR COMPANY
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                           2,690
<SECURITIES>                                     4,553
<RECEIVABLES>                                  149,694
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 170,511
<CURRENT-LIABILITIES>                                0
<BONDS>                                        141,317
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                         0
<SALES>                                         26,641
<TOTAL-REVENUES>                                26,641
<CGS>                                                0
<TOTAL-COSTS>                                   23,241
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                 1,818
<INTEREST-EXPENSE>                               9,424
<INCOME-PRETAX>                                  3,539
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         0
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

